Exhibit 10.1

FORBEARANCE AND FIRST AMENDMENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This FORBEARANCE AND FIRST AMENDMENT to Amended and Restated Loan and Security Agreement (this “Agreement”) is entered into as of March 31, 2014, by and between Silicon Valley Bank (“Bank”) and HipCricket, Inc., a Delaware corporation (“Borrower”).

Recitals

A.           Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of November 22, 2013 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).  Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

B.           Borrower acknowledges that Borrower is currently in default of the Loan Agreement for failing to comply with certain provisions of the Loan Agreement as set forth on Schedule A hereto as of the time periods identified on said Schedule A and such failure to comply constitutes Events of Default (each of the defaults set forth, collectively, the “Existing Defaults”).

C.           Borrower has requested that Bank forbear from exercising its rights and remedies against Borrower during the Forbearance Period (as defined in Section 2 below).  Although Bank is under no obligation to do so, Bank is willing to forbear from exercising its rights and remedies against Borrower through the Forbearance Period on the terms and conditions set forth in this Agreement, so long as Borrower complies with the terms, covenants and conditions set forth in this Agreement.

D.           Borrower and Bank have further amend the Loan Agreement to (1) increase the interest rate and (2) make certain other revisions to the Loan Agreement as more fully set forth herein.  Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions.  Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Loan Agreement.

2. Forbearance.  Subject to all the terms and conditions set forth herein, Bank shall forbear from filing any legal action or instituting or enforcing any rights and remedies it may have against Borrower from the Forbearance Effective Date (as defined in Section 10) until the date (the “Forbearance Termination Date”) which is the earliest to occur of (a) April 15, 2014, (b) the failure after the date hereof of Borrower to comply with any of the terms or undertakings of this Agreement, (c) the occurrence after the date hereof of any Event of Default (other than the Existing Defaults), and (d) the date that Borrower joins in, assists, cooperates, or participates as an adverse party or adverse witness in any suit or other proceeding against Bank relating to the Obligations in connection with or related to any of the transactions contemplated by any of the other Loan Documents.  Except as expressly provided herein, this Agreement does not constitute a waiver or release by Bank of any Obligations or of any existing Event of Default other than the Existing Defaults or Event of Default which may arise in the future after the date of execution of this Agreement.  If Borrower does not comply with the terms of this Agreement, Bank shall have no further obligations under this Agreement and shall be permitted to exercise at such time any rights and remedies against Borrower as it deems appropriate in its sole and absolute discretion.  Borrower understands that Bank has made no commitment and is under no obligation whatsoever to grant any additional extensions of time at the end of the Forbearance Period.  The time period between the Forbearance Effective Date and the Forbearance Termination Date is referred to herein as the “Forbearance Period.”

3. Amendments to Loan Agreement.

3.1 Section 2.5 (Payment of Interest on the Credit Extensions).  Section 2.5(a) of the Loan Agreement hereby is amended and restated as follows:

“(a)           Advances.  Subject to Section 2.5(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to (a) at all times when a Streamline Period is in effect, three and three quarters of one percentage point (3.75%) above the Prime Rate, and (b) at all times when a Streamline Period is not in effect, four and one quarter percentage points (4.25%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.5(d) below.”

3.2 Section 13.1 (Definitions).  Subsection (k) of the definition of “Eligible Accounts” in Section 13.1 of the Loan Agreement hereby is amended and restated as follows:

“(k)           Accounts owing from an Account Debtor who is pre-billed or where goods or services have not been rendered to the Account Debtor (sometimes called memo billings or pre-billings);”

4. Limitation of Forbearance.

4.1 This Agreement is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2 This Agreement shall be construed in connection with and as part of the Loan Documents, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.

5. Representations and Warranties.  Borrower represents and warrants to Bank as follows:

5.1 (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default other than the Existing Defaults has occurred and is continuing;

5.2 Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement;

5.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement have been duly authorized by all necessary action on the part of Borrower;

5.5 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

5.7 This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Prior Agreement.  The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect.  This Agreement is not a novation and the terms and conditions of this Agreement shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents.  In the event of any conflict or inconsistency between this Agreement and the terms of such documents, the terms of this Agreement shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.  As of March 27, 2014, the aggregate outstanding principal amount owing to Bank is One Million Sixty Four Thousand Seven Hundred Five and 29/100 Dollars ($1,064,705.29).

7. Release by Borrower.

7.1 FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Agreement (collectively “Released Claims”).  Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

7.2 In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” (Emphasis added.)

7.3 By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever.  Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

7.4 This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release.  Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Agreement, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

7.5 Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

(a) Except as expressly stated in this Agreement, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Agreement.

(b) Borrower has made such investigation of the facts pertaining to this Agreement and all of the matters appertaining thereto, as it deems necessary.

(c) The terms of this Agreement are contractual and not a mere recital.

(d) This Agreement has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Agreement is signed freely, and without duress, by Borrower.

(e) Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released.  Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

8. Integration.  This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

9. Counterparts.  This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10. Conditions to Effectiveness.  The parties agree that the forbearance obligations of Bank herein shall be effective upon the satisfaction of each of the following conditions precedent, each in form and substance satisfactory to Bank, on or prior to March 31, 2014 (the date of the satisfaction of such conditions precedent referred to herein as the “Forbearance Effective Date”): (a) the due execution and delivery to Bank of this Agreement by each party hereto, (b) the due execution and delivery to Bank of updated Borrowing Resolutions, (c) Borrower’s payment to Bank of a forbearance fee in an amount equal to Five Thousand Dollars ($5,000) (which fee shall be fully earned by Bank upon the execution and delivery of this Agreement by the parties hereto) and (d) Borrower’s payment of all Bank Expenses, which may be debited from any of Borrower’s accounts maintained at Bank.

11. Miscellaneous.

11.1 This Agreement shall constitute a Loan Document under the Loan Agreement; the failure to comply with the covenants contained herein shall constitute an Event of Default under the Loan Agreement; and all obligations included in this Agreement (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Agreement and secured by the Collateral.

11.2 Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12. Governing Law.  This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Signature page follows]

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BANK	BORROWER
Silicon Valley Bank By: Name: /s/ Nathan Sackett Title: VP	HipCricket, Inc. By: Name: /s/ Thomas Virgin Title: CFO

[Signature page to Forbearance and First Amendment to Amended and Restated Loan and Security Agreement]

Schedule A

EXISTING DEFAULTS

Default 6.9 (a) – Tangible Net Worth – failure to maintain the minimum Tangible Net Worth	Period January 31, 2014

BORROWING RESOLUTIONS

CORPORATE BORROWING CERTIFICATE

BORROWER:	HIPCRICKET, INC.	DATE: March 31, 2014
BANK:	Silicon Valley Bank

I hereby certify as follows, as of the date set forth above:

1.           I am the Secretary, Assistant Secretary or other officer of the Borrower.   My title is as set forth below.

2.           Borrower’s exact legal name is set forth above.  Borrower is a corporation existing under the laws of the State of Delaware.

3.           Attached hereto are true, correct and complete copies of Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above.  Such Certificate of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4.           The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action).  Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Bank may rely on them until Bank receives written notice of revocation from Borrower.

RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories
☐
☐
☐
☐

RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

RESOLVED FURTHER, that such individuals may, on behalf of Borrower:
Borrow Money.  Borrow money from Silicon Valley Bank (“Bank”).
Execute Loan Documents.  Execute any loan documents Bank requires.
Grant Security.  Grant Bank a security interest in any of Borrower’s assets.
Negotiate Items.  Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.
Letters of Credit.  Apply for letters of credit from Bank.
Foreign Exchange Contracts.  Execute spot or forward foreign exchange contracts.
Further Acts.  Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effectuate such resolutions.

RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5.           The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

HIPCRICKET, INC.

By:
Name:
Title:

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the __________________________ of Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.

By:
Name:
Title: